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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

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                                                                      JURISDICTION
                                                                   OF INCORPORATION OR
                                                                      ORGANIZATION
SUBSIDIARY                                                     COUNTRY               STATE
Wendy's Old Fashioned Hamburgers of New York, Inc.              U.S.                 Ohio
Wendy's Capital Corporation                                     U.S.               Virginia
Wendy Restaurant, Inc.                                          U.S.               Delaware
Wendy's of Denver, Inc.                                         U.S.               Colorado
The New Bakery Co. of Ohio, Inc.                                U.S.                 Ohio
Delavest, Inc.                                                  U.S.               Delaware
Wentexas, Inc.                                                  U.S.                 Texas
Restaurant Finance Corporation                                  U.S.                 Ohio
Wendy's Restaurants of Canada Inc.                             Canada
Wendy's of N.E. Florida, Inc.                                   U.S.                Florida
Wendy's Old Fashioned Hamburger Restaurants Pty. Ltd.         Australia
Wendy's Restaurants (NZ) Limited                             New Zealand
Wendcreek Venture                                               U.S.                Florida
M & W (U.K.) Limited                                       United Kingdom
WendServe (Korea), Inc.                                         U.S.               Delaware
Wendy's Restaurants (Ireland) Limited                          Ireland
WendServe, Inc.                                                 U.S.               Delaware
Wenark, Inc.                                                    U.S.                Florida
Timeweld Limited                                           United Kingdom
WENTIM, LTD.                                                   Canada
Delcan, Inc.                                                    U.S.               Delaware
Delcan Finance No. 1, Inc.                                     Canada
Delcan Finance No. 2, Inc.                                     Canada
Delcan Finance No. 3, Inc.                                     Canada
Delcan Finance No. 4, Inc.                                     Canada
Alberta (Delaware) Inc.                                         U.S.               Delaware
Tim Donut U.S. Limited, Inc.                                    U.S.                Florida
T.H.D. Donut (Delaware), Inc.                                   U.S.               Delaware
The TDL Group Ltd.                                             Canada
Barhav Developments Limited                                    Canada
TIMWEN Partnership                                             Canada
Markdel, Inc.                                                   U.S.               Delaware
Findel Corp.                                                    U.S.               Delaware
Domark Investments, Inc.                                        U.S.               Delaware
Wendy's Financing I                                             U.S.               Delaware
THD Nevada, Inc.                                                U.S.                Nevada
The THD Group                                                   U.S.                 Ohio
The TDL Group                                                  Canada
The TDL Group No. 2                                            Canada
The TDL Group Co.                                              Canada
THD RE No. 1 Co.                                               Canada
TH N.S. Finance No. 1 Co.                                      Canada
3020376 Nova Scotia Company                                    Canada
TH N.S. Finance No. 2 Co.                                      Canada
BDJ 71112, LLC                                                  U.S.                 Ohio
Wendy's Old Fashioned Hamburgers of Guam, L.L.C.                Guam
Wendy's de Argentina S.R.L.                                   Argentina
Wen-co S.A.                                                   Argentina
Ranew Development Ltd.                                         Bahamas
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